EXHIBIT 15

May 5, 2005

The Board of Directors and Stockholders
F.N.B. Corporation

We are aware of the incorporation by reference in the following registration statements and in the related prospectuses of F.N.B. Corporation and subsidiaries of our report dated May 5, 2005, relating to the unaudited condensed consolidated interim financial statements of F.N.B. Corporation and subsidiaries that is included in its Form 10-Q for the quarter ended March 31, 2005:

1.	Registration Statement on Form S-8 relating to F.N.B. Corporation 1990 Stock Option Plan (File # 33-78114).

2.	Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock Bonus Plan (File # 33-78134).

3.	Registration Statement on Form S-8 relating to F.N.B. Corporation 1996 Stock Option Plan (File # 333-03489).

4.	Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock and Incentive Bonus Plan (File # 333-03493).

5.	Registration Statement on Form S-8 relating to F.N.B. Corporation Directors Compensation Plan (File # 333-03495).

6.	Registration Statement on Form S-8 relating to F.N.B. Corporation 401(k) Plan (File # 333-38372).

7.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-01997).

8.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-22909).

9.	Registration Statement on Form S-3 relating to F.N.B. Corporation Subordinated Notes and Daily Cash Accounts (File #333-74737).

10.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-58727).

11.	Post-Effective Amendment No. 1 to Form S-3 relating to the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (File #333-38374).

12.	Amendment No. 1 to Form S-3 relating to the registration of F.N.B. Corporation Subordinated Term Notes and Daily Notes (File #333-38370).

13.	Registration Statement on Form S-8 relating to the F.N.B. Corporation Salary Savings Plan (File #333-40648).

14.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).

15.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 2001 Incentive Plan (File #333-63042).

16.	Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I commons stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

17.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 1996 Incentive Plan (File #333-83760).

18.	Registration Statement on Form S-8 relating to stock option agreements granted under the Promistar Financial Corporation 1998 Equity Incentive Plan and assumed by F.N.B. Corporation (File #333-83756).

19.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-97113).

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20.	Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the Dividend Reinvestment and Stock Purchase Plan (File #333-111833).

21.	Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the issuance of Subordinated Term Notes (File #333-103902).

22.	Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the issuance of Subordinated Term Notes (File #333-124121).

23.	Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-4 related to the issuance of Subordinated Term Notes (File #333-122244).

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